   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2002

                                                      REGISTRATION NO. 333-33301
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                       D/B/A RELIANT ENERGY, INCORPORATED

                       TEXAS                                            74-0694415
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                          Identification No.)

                  1111 LOUISIANA                                      RUFUS S. SCOTT
               HOUSTON, TEXAS 77002                            ASSISTANT CORPORATE SECRETARY
                  (713) 207-3000                                      1111 LOUISIANA
    (Address, including zip code, and telephone                    HOUSTON, TEXAS 77002
   number, including area code, of registrant's                       (713) 207-3000
           principal executive offices)                     (Name, address, including zip code,
                                                        and telephone number, including area code,
                                                                   of agent for service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act by CenterPoint Energy, Inc. d/b/a Reliant Energy, Incorporated, a Texas corporation ("CenterPoint Energy"), as successor to Reliant Energy, Incorporated, a Texas corporation ("Reliant Energy"), following a merger to effect a holding company reorganization effective as of August 31, 2002. CenterPoint Energy hereby expressly adopts the Registration Statement of Reliant Energy on Form S-3 (Registration No. 333-33301) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     Reliant Energy filed a Registration Statement on Form S-3 (Registration No. 333-33301), as amended and as declared effective on August 15, 1997 (the "Registration Statement"), to register its shares of common stock, without par value, issuable on a continuous basis pursuant to Rule 415 under the Securities Act upon conversion of one or more 6 1/4% Convertible Junior Subordinated Debentures of Reliant Energy Resources Corp. On August 31, 2002, pursuant to the Agreement and Plan of Merger dated as of October 19, 2001 among Reliant Energy, Reliant Energy MergerCo, Inc., a Texas corporation and an indirect wholly owned subsidiary of CenterPoint Energy ("MergerCo"), and CenterPoint Energy, MergerCo merged with and into Reliant Energy, with Reliant Energy being the surviving corporation. As a result of the merger, CenterPoint Energy became the holding company for Reliant Energy and its subsidiaries. CenterPoint Energy, as successor to Reliant Energy, is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to Rule 414 under the Securities Act. Contemporaneously with the filing hereof, CenterPoint Energy is filing Post-Effective Amendment No. 1 to the Registration Statement of Reliant Energy on Form S-3 (Reg. No. 333-58433) pursuant to Rule 414 under the Securities Act and is including therein a combined prospectus relating to this Registration Statement pursuant to Rule 429(b) under the Securities Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by the Company in connection with the issuance and distribution of the Common Stock offered hereby.

Securities and Exchange Commission filing fee...............   $ 5,925
Blue Sky fees and expenses..................................     5,000
Attorney's fees and expenses................................    10,000
Independent Auditor's fees and expenses.....................    10,000
Printing and engraving expenses.............................    15,000
Listing fees................................................    20,000
Miscellaneous expenses......................................     2,075
                                                               -------
  Total.....................................................   $68,000
                                                               =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of the Company's Amended and Restated Articles of Incorporation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to the Company or an act or omission that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

     See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1*     Agreement and Plan of Merger, dated as of October 19, 2001, by and among Reliant Energy, Incorporated, CenterPoint
          Energy, Inc. and Reliant Energy MergerCo, Inc. (incorporated by reference to Annex A to the Joint Proxy
          Statement/Prospectus contained in the Registration Statement of the Company on Form S-4 (Registration No. 333-69502) (the
          "Registration Statement").
 4.1*     Amended and Restated Articles of Incorporation of the
          Company (incorporated by reference to Annex B to the Joint
          Proxy Statement/Prospectus contained the Registration
          Statement).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.2*     Articles of Amendment to the Amended and Restated Articles
          of Incorporation of the Company incorporated by reference to
          Exhibit 3.1.1 to the Annual Report on Form 10-K of the
          Company for the year ended December 31, 2001).
 4.3*     Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001).
 4.4*     Statement of Resolution Establishing a Series of Shares
          designated Series A Preferred Stock of CenterPoint Energy,
          Inc. (incorporated by reference to Exhibit 3.3 to the Annual
          Report on Form 10-K of the Company for the year ended
          December 31, 2001).
 4.5*     Form of CenterPoint Energy, Inc. Stock Certificate
          (incorporated by reference to Exhibit 4.1 to the
          Registration Statement).
 4.6*     Rights Agreement dated as of January 1, 2002 between the
          Company and JPMorgan Chase Bank as Rights Agent
          (incorporated by reference to Exhibit 4.2 to the Annual
          Report on Form 10-K of the Company for the year ended
          December 31, 2001).
 4.7*     Form of Indenture between NorAm Energy Corp. and The Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4.8 to the Registration Statement on Form S-3 of NorAm
          Energy Corp. (Registration No. 33-64001)).
 4.8*     Form of First Supplemental Indenture to Exhibit 4.7, between
          NorAm Energy Corp. and The Bank of New York, as Trustee
          (incorporated by reference to Exhibit 4.01 to the Current
          Report on Form 8-K of NorAm Energy Corp. dated June 10, 1996
          (File No. 1-11739)).
 4.9*     Second Supplemental Indenture to Exhibit 4.7, dated as of
          August 6, 1997, among Houston Lighting & Power Company, HI
          Merger, Inc., NorAm Energy Corp. and The Bank of New York,
          as Trustee (incorporated by reference to Exhibit 4(d)(3) to the Annual Report on Form 10-K of NorAm Energy Corp. for the
          year ended December 31, 1997 (File No. 1-3187).
 4.10*    Third Supplemental Indenture to Exhibit 4.7, dated as of
          August 31, 2002, among the Company, Reliant Energy,
          Incorporated, Reliant Energy Resources Corp. and the Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4(h) to the Current Report on Form 8-K of the Company filed on September 3, 2002).
 5.1      Opinion of Baker Botts L.L.P.
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1**    Powers of Attorney.

---------------

 * Incorporated herein by reference as indicated.

** Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs a(1)(i) and a(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15d of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 6, 2002.

                                          CENTERPOINT ENERGY, INC.
                                          D/B/A RELIANT ENERGY INCORPORATED
                                          (Registrant)

                                          By:    /s/ R. STEVE LETBETTER
                                            ------------------------------------
                                                     R. Steve Letbetter
                                               Chairman, President and Chief
                                                      Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

              /s/ R. STEVE LETBETTER                   Chairman, President, Chief     September 6, 2002
 ------------------------------------------------    Executive Officer and Director
                R. Steve Letbetter                   (Principal Executive Officer)


                /s/ MARK M. JACOBS                    Executive Vice President and    September 6, 2002
 ------------------------------------------------       Chief Financial Officer
                  Mark M. Jacobs                     (Principal Financial Officer)


                /s/ JAMES S. BRIAN                     Senior Vice President and      September 6, 2002
 ------------------------------------------------       Chief Accounting Officer
                  James S. Brian                     (Principal Accounting Officer)


                        *                                       Director              September 6, 2002
 ------------------------------------------------
                  Milton Carroll


                        *                                       Director              September 6, 2002
 ------------------------------------------------
                  John T. Cater


                                                                Director              September 6, 2002
 ------------------------------------------------
              O. Holcombe Crosswell


                        *                                       Director              September 6, 2002
 ------------------------------------------------
               Robert J. Cruikshank


                                                                Director              September 6, 2002
 ------------------------------------------------
                 T. Milton Honea


                                                                Director              September 6, 2002
 ------------------------------------------------
                  Laree E. Perez


 *By:              /s/ HUGH RICE KELLY
        ------------------------------------------
            Hugh Rice Kelly, Attorney-In-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1*     Agreement and Plan of Merger, dated as of October 19, 2001, by and among Reliant Energy, Incorporated, CenterPoint
          Energy, Inc. and Reliant Energy MergerCo, Inc. (incorporated by reference to Annex A to the Joint Proxy
          Statement/Prospectus contained in the Registration Statement of the Company on Form S-4 (Registration No. 333-69502) (the
          "Registration Statement").
 4.1*     Amended and Restated Articles of Incorporation of the
          Company (incorporated by reference to Annex B to the Joint
          Proxy Statement/Prospectus contained the Registration
          Statement).
 4.2*     Articles of Amendment to the Amended and Restated Articles
          of Incorporation of the Company incorporated by reference to
          Exhibit 3.1.1 to the Annual Report on Form 10-K of the
          Company for the year ended December 31, 2001).
 4.3*     Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001).
 4.4*     Statement of Resolution Establishing a Series of Shares
          designated Series A Preferred Stock of CenterPoint Energy,
          Inc. (incorporated by reference to Exhibit 3.3 to the Annual
          Report on Form 10-K of the Company for the year ended
          December 31, 2001).
 4.5*     Form of CenterPoint Energy, Inc. Stock Certificate
          (incorporated by reference to Exhibit 4.1 to the
          Registration Statement).
 4.6*     Rights Agreement dated as of January 1, 2002 between the
          Company and JPMorgan Chase Bank as Rights Agent
          (incorporated by reference to Exhibit 4.2 to the Annual
          Report on Form 10-K of the Company for the year ended
          December 31, 2001).
 4.7*     Form of Indenture between NorAm Energy Corp. and The Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4.8 to the Registration Statement on Form S-3 of NorAm
          Energy Corp. (Registration No. 33-64001)).
 4.8*     Form of First Supplemental Indenture to Exhibit 4.7, between
          NorAm Energy Corp. and The Bank of New York, as Trustee
          (incorporated by reference to Exhibit 4.01 to the Current
          Report on Form 8-K of NorAm Energy Corp. dated June 10, 1996
          (File No. 1-11739)).
 4.9*     Second Supplemental Indenture to Exhibit 4.7, dated as of
          August 6, 1997, among Houston Lighting & Power Company, HI
          Merger, Inc., NorAm Energy Corp. and The Bank of New York,
          as Trustee (incorporated by reference to Exhibit 4(d)(3) to the Annual Report on Form 10-K of NorAm Energy Corp. for the
          year ended December 31, 1997 (File No. 1-3187).
 4.10*    Third Supplemental Indenture to Exhibit 4.7, dated as of
          August 31, 2002, among the Company, Reliant Energy,
          Incorporated, Reliant Energy Resources Corp. and the Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4(h) to the Current Report on Form 8-K of the Company filed on September 3, 2002).
 5.1      Opinion of Baker Botts L.L.P.
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1**    Powers of Attorney.

---------------

 * Incorporated herein by reference as indicated.

** Previously filed.